Exhibit 99.1
SMART MOVE, INC. RECEIVES AMEX NOTICE LETTER
Denver, CO, June 25, 2008 — Smart Move, Inc. (AMEX:MVE) announced today that it has received a notice letter from the American Stock Exchange (Amex). The Amex notice indicates that Smart Move does not satisfy Rule 1003(a)(iv) of the Amex Company Guide relating to financial condition and operating results, and therefore does not meet the Exchange’s continued listing standards. The notice is based on a review by the Amex of Smart Move’s Form 10-Q for the quarter ended March 31, 2008, in relation to the American Stock Exchange’s continued listing standards as set forth in Part 10 of the Amex Company Guide. Specifically, the notice states that Smart Move is not in compliance with Section 1003(a)(iv) of the Company Guide because Smart Move has sustained losses which are substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the American Stock Exchange, as to whether the Company will be able to continue its operations and/or meet its obligations as they mature. As discussed in its Annual report on Form 10-KSB and its Form 10-Q for the quarter ended March 31, 2008, Smart Move received a going concern qualification from its auditors in their opinion with respect to the Company’s audited financial statements for the year ended December 31, 2007. In order for the company to continue to maintain its current Amex listing, Smart Move must submit a plan by July 21, 2008 advising the Exchange of action it has taken, or will take, that would bring it back into compliance with Section 10003(a)(iv) of the Company Guide by the end of the plan period. The Amex has determined that the end of the plan period will be December 22, 2008. Smart Move is in the process of preparing this plan and intends to submit it to Amex prior to the July 21, 2008 deadline. The Company’s listing on the AMEX will remain in effect, subject to all AMEX rules, thru the July 21, 2008 deadline and the Company may continue its listing after that date if the plan is accepted, by AMEX and the company demonstrates satisfactory progress in implementing the plan. If Smart Move cannot satisfy the Amex, Amex could institute delisting procedures. More information concerning the Amex notice can be found in the Form 8-K filed by Smart Move on June 25, 2008.
Chris Sapyta, CEO, stated “Amex has not initiated a de-listing procedure or suspended trading in the stock of Smart Move. This deficiency relates to inferences drawn from our past financial performance as previously reported in our form 10-KSB which contained a going concern qualification in the opinion of our auditor on Smart Move’s financial statements and certain disclosures discussed in our Form 10-Q for the quarter ended March 31, 2008. We recognize the legitimate concerns raised by these disclosures but we remain confident in our business model and are encouraged by increased business generated from our internal sales efforts, our relationships with van lines, and also our recently established strategic working relationships with corporate relocation companies. We will work diligently with Amex to demonstrate compliance with Amex listings standards and believe that by expanding our business, we will be able to addressing Amex’s concerns while building long-term shareholder value.”
About Smart Move, Inc.
Smart Move is an innovative logistics company providing services through deployment of a fleet of Company-owned, SmartVault™ shipping containers to execute the movement of goods. Smart Move utilizes its proprietary and licensed technologies to efficiently manage its fleet of assets, providing superior security, scheduling flexibility and expedited service on behalf of its customers and alliance partners. Smart Move sells its services direct to moving consumers as well as providing moving capacity and guaranteed logistic services to van lines and agents nation wide. Smart Move has operations in the top 61 cities in the USA and its services are available to over 92% of the US population. Visit Smart Move’s web site at www.gosmartmove.com.
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Certain statements in this release which are not historical facts are forward-looking statements such as statements relating to future operating results, existing and expected competition, financing and refinancing sources and availability and plans for future development or expansion activities and capital expenditures. These “forward-looking statements” are within the meaning of the Private Securities Litigation Reform Act of 1995. In many but not all cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar expressions. These forward-looking statements include statements regarding the company’s expectations, beliefs, or intentions about the future, and are based on information available to the company at this time. Smart Move assumes no obligation to update any of these statements and specifically declines any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, those related to the potential impact of any future delisting of our stock, effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in laws or regulations and risks related to development activities as described in the company’s periodic reports, including its annual report filed on Form 10-KSB for the year ended December 31, 2007 and its quarterly report on Form 10-Q for the three month period ended March 31, 2008.
Investor Relations
Contact: Pete Bloomquist
Smart Move, Inc.
303-339-9558
###